Exhibit 99.1

Asure Software Reports Record Fourth Quarter Revenue and Full Year 2017 Financial Results; Raises Guidance for 2018

AUSTIN, TX – March 15, 2018 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workplace management software, reported results for the fourth quarter and fiscal year ended December 31, 2017.

Fourth Quarter and Fiscal 2017 Key Financial Highlights
•	Fourth quarter total revenues of $15.3 million, up 59% year-over-year
•	Fourth quarter subscription revenue of $11.5 million, up 102% year-over-year
•	Fourth quarter subscription revenue backlog (deferred & unearned) of $14.2 million, up 42% year-over-year
•	Fiscal 2017 total revenues of $54.4 million, up 53% year-over-year
•	Fiscal 2017 subscription revenue of $39.3 million, up 91% year-over-year
•	Fiscal 2017 subscription revenue backlog (deferred & unearned) of $23.6 million, up 97% year-over-year

Fourth Quarter 2017 Financial Summary	Actual Results
	For the three months ended
(in millions except per share data and percentages)	December 31, 2017	December 31, 2016	Change (%)
Revenue	$15.3	$9.7	59%

Gross Margin	$11.3	$7.5	51%
Gross Margin (as a % of revenue)	74.1%	77.5%	-4%

EBITDA	$1.5	$1.7	-7%
Non-GAAP EBITDA, excluding one-time expenses*	$3.6	$2.2	63%

Net Income (Loss)	$(1.5)	$0.1	-1262%

Net Income (Loss) per Share	$(0.12)	$0.02	-700%
Non-GAAP Net Income (Loss) per Share, excluding one-time expenses*[1]	$0.04	$0.09	-56%
Non-GAAP Net Income (Loss) per Share*[2]	$0.17	$0.20	-15%

Twelve Months Ended 2017 Financial Summary	Actual Results
	For the twelve months ended
(in millions except per share data and percentages)	December 31, 2017	December 31, 2016	Change (%)
Revenue	$54.4	$35.5	53%

Gross Margin	$41.8	$27.4	52%
Gross Margin (as a % of revenue)	76.8%	77.2%	0%

EBITDA	$5.8	$4.7	22%
Non-GAAP EBITDA, excluding one-time expenses*	$11.5	$7.5	53%

Net Income (Loss)	$(5.7)	$(1.0)	489%

Net Income (Loss) per Share	$(0.53)	$(0.15)	253%
Non-GAAP Net Income (Loss) per Share, excluding one-time expenses*[1]	$-	$0.24	-100%
Non-GAAP Net Income (Loss) per Share*[2]	$0.50	$0.68	-26%

*	Non-GAAP financial measures are reconciled to GAAP in the tables set forth on page 8 of this earnings release.
[1]
Non-GAAP Net Income (Loss) per Share, excluding one-time expenses, is calculated by combining the Company’s GAAP Net Income (Loss), or earnings per share, with expenses that management believes are one time in nature and are not expected to recur on a dollar or per share basis. These one-time expenses primarily relate to legal and professional services with respect to our acquisition and financing activities and costs associated with severance, recruitment and relocation of employees, as well as purchase accounting adjustments. See the reconciliation table on page 8 for more information as well as a reconciliation of this Non-GAAP measure to Net Income (Loss) per Share.

[2]
Non-GAAP Net Income (Loss) per Share, is calculated by combining the Company’s GAAP Net Income (Loss) or earnings per share, with the one-time expense described in Note 1 above, and the following additional items: amortization expense on acquisition-related intangible assets and stock-based compensation expense. See the reconciliation table on page 8 for more information as well as a reconciliation of this Non-GAAP measure to Net Income (Loss) per Share.

Fourth Quarter 2017 Financial Results
•	Cloud bookings for the fourth quarter of 2017 were up 228% year-over-year.
•	Revenue for the fourth quarter of 2017 increased 59% to $15.3 million from $9.7 million in the same year-ago quarter.
•	Recurring revenue for the fourth quarter of 2017 as a percent of total revenue was 84%, an improvement from 73% in the fourth quarter of 2016.
•	Cloud revenue for the fourth quarter of 2017 increased 102% year-over year.
•	Gross margin for the fourth quarter of 2017 was $11.3 million (74.1% of total revenue), a 51% increase from $7.5 million (77.5% of total revenue) in the fourth quarter of 2016.
•
Non-GAAP EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) excluding one-time items* for the fourth quarter of 2017 totaled approximately $3.6 million, an improvement from $2.2 million in the fourth quarter of 2016.

•
Non-GAAP net income per share, excluding one-time items*, for the fourth quarter of 2017 totaled $0.04 (based on 12.7 million shares), compared to non-GAAP net income per share, excluding one-time items*, of $0.09 (based on 7.1 million shares) in the fourth quarter of 2016.

•	Non-GAAP net income per share for the fourth quarter of 2017 totaled $0.17, compared to non-GAAP net income per share of $0.20 in the fourth quarter of 2016.
•	Deferred revenue increased 42% to $14.2 million from $10.0 million in the same year ago quarter.

Fiscal 2017 Financial Results
•	Cloud bookings for fiscal 2017 were up 162% compared to fiscal 2016.
•	Fiscal 2017 revenue increased 53% to $54.4 million from $35.5 million in fiscal 2016.
•	Recurring revenue for fiscal 2017 as a percent of total revenue was 82% as compared to 74% in fiscal 2016.
•	Cloud revenue for fiscal 2017 increased 91% compared to fiscal year 2016.
•	Gross margin for fiscal 2017 was $41.8 million (76.8% of total revenue) compared to $27.4 million (77.2% of total revenue) in fiscal 2016.
•	Non-GAAP EBITDA excluding one-time items* for fiscal 2017 totaled approximately $11.5 million, an improvement from $7.5 million in 2016.
•	Non-GAAP net income per share excluding one-time items*, for fiscal 2017 was $0.00 (based on 10.9 million shares), compared to $0.24 (based on 6.6 million shares) for fiscal 2016.
•	Non-GAAP net income per share for fiscal 2017 totaled $0.50 as compared to $0.68 in fiscal 2016.

Fiscal Year 2017 Operational Highlights
•	Successfully acquired and integrated six companies, including the Evolution Small and Mid-market (SMB) HCM platform from iSystems, a cornerstone component of Asure’s solution strategy.
•
Overall pipeline of deals increased approximately 245% from the same quarter a year ago, reflecting the additions of the company’s strategic acquisitions, increased cross-selling opportunities across our acquired and existing businesses as well as the effectiveness of the expanded sales force.

•	Secured new wins across a range of industry verticals and continued expansion at Fannie Mae, HSBC, Startek, Genpact, Anthem, BDO, Fiserv, Rogers, Cal Maine, OMERS and others.
•	Released expanded APIs (Application Programming Interfaces) to continue the company’s commitment to an open platform technology and partner integration.
•	Released Advanced HR 2.0 for Asure’s SMB HCM & Payroll Platform, a significant upgrade enabling our channel partners to leverage this strategic growth market.
•	Released a new version of Asure’s Time & Labor mobile app with geo positioning verification, continuing Asure’s lead in this technology area.
•
Expanded Digital Workplace initiatives, including enhanced map and navigational views to support team collaboration, IoT driven indoor positioning, and expansion of Asure’s already deep integration with Microsoft’s O365 platform.

•
Multiple senior and executive management hires, including the addition of CFO Kelyn Brannon, former CFO of Arista Networks, Calix, and Calypso Technology. In addition, Web Hill, former Executive VP at Ceridian and Wells Fargo, was brought in as Vice President and General Manager for the Evolution HCM business; while Bob Diez, formerly of IBM and Ceridian, was brought in as Vice President and General Manager for the Asure HR Consulting business.

•	Successful completion of capital raises through the sale of common equity and increased credit facility resulting in a new financial partnership with Wells Fargo and Goldman Sachs.

Fiscal 2018 Financial Guidance
Asure management is raising its financial guidance for fiscal 2018 ending December 31, 2018:

2018 Financial Guidance	Fiscal 2018
Revenue	$79.0 million to $82.0 million
Non-GAAP EBITDA, excluding one-time items	$18.0 million to $20.0 million

For fiscal 2018, Asure expects to achieve between $79.0 million and $82.0 million in revenue, with Non-GAAP EBITDA, excluding one-time items, of between $18.0 million and $20.0 million.

Asure reaffirmed its previously communicated objective to reach double-digit organic revenue growth along with multiple “tuck-in” acquisitions of resellers of its channel products.

Management Commentary
“2017 was a year of significant progress for Asure,” said company CEO Pat Goepel. “From a financial standpoint, we achieved several records, including for revenue, gross profit, cloud revenue and non-GAAP EBITDA. Our success was driven by continued strong execution and growth across the entire business, but particularly in cloud revenue, as we added new customers onto our platform as well as transitioned existing customers to the cloud. In fact, revenue from our cloud services more than doubled in the fourth quarter and was up more than 90% for the year, a direct result of the emphasis we’re placing on this important and growing area of our business. In addition, our cloud bookings were up 228% in the fourth quarter and 162% for the full year, reflecting the effectiveness of the strategy we implemented in during 2017 that emphasizes that our entire sales team sells our full suite of products, from time & labor and workspace management to human capital management.”

Asure CFO Kelyn Brannon added: “Our continued execution of our cloud strategy produced strong gross margins and recurring revenue both in Q4 and the full year, along with solid EBITDA and non-GAAP profitability as well. The 53% improvement in our non-GAAP EBITDA for 2017 would have been even stronger, and in line with our guidance, but our results were hampered by higher commission expenses, which were actually due to our strong cloud bookings, investments we made to solidify our infrastructure for larger acquisitions in 2018, as well as one larger customer who decided to purchase our solutions in a phased quarterly plan rather than entirely in one quarter. Altogether, these factors totaled approximately $1.2 million in the fourth quarter. Additionally, while our EPS numbers were in line with our guidance, we did receive a $0.04 tax benefit in the fourth quarter of 2017 from the 2017 tax reform legislation. As we look ahead, our strong cash position as well as these investments in infrastructure have contributed to an improvement in the operating leverage of our business model.”

Goepel continued: “Additionally, beyond our solid organic growth numbers, we’ve also continued to showcase our prowess in finding highly accretive and synergistic acquisition opportunities. In January we finalized deals on three different service bureaus in our payroll processing business, all of which are already fully integrated and providing Asure with opportunities for significant customer, product and financial synergies, which is directly in line with our overall growth strategy. These bureaus also expand Asure’s footprint across the U.S., giving us greater coverage nationwide. Our acquisition of TelePayroll, in particular, gives us a much stronger foothold in the West Coast. Meanwhile Savers Administrative represented our entry into the Carolinas, and Pay Systems of America further bolstered our position in the Southeast.

“Between our financial and operational successes in 2017 and our continuing accretive acquisitions, Asure entered the new year with solid momentum. We remain focused on the key initiatives that have and will continue to drive us forward: accelerating the velocity of our cross-selling opportunities and scaling our business further. Our execution on this roadmap will lead us to continued success in 2018. In fact, by year end, we plan to have generated $79.0 million to $82.0 million in revenue and $18.0 million to $20.0 million in non-GAAP EBITDA. Our company has the right growth strategy, significant financial and operational momentum, and industry-leading solutions that will power us to scale our business even further, both in the near-term and over the longer run as well.”

Conference Call Details
Asure management will host a conference call today (Thursday, March 15, 2018) at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Kelyn Brannon will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-853-5636
International dial-in: 631-291-4544
Conference ID: 4182958

Please call the conference telephone number ten minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company’s website.

About Asure Software
Asure Software, Inc. (NASDAQ: ASUR), headquartered in Austin, Texas, offers intuitive and innovative solutions designed to help organizations of all sizes and complexities build companies of the future. Our cloud platforms enable more than 100,000 clients direct and indirect, worldwide to better manage their people and space in a mobile, digital, multi-generational, and global workplace. Asure Software’s offerings include a fully-integrated HCM platform, flexible benefits and compliance administration, HR consulting, and time and labor management as well as a full suite of workspace management solutions for conference room scheduling, desk sharing programs, and real estate optimization. For more information, please visit www.asuresoftware.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this press release regarding Asure’s business and financial performance which are not historical facts are “forward-looking statements” that involve various risks and uncertainties, including those descried in our filings and reports with the Securities and Exchange Commission. Such risks and uncertainties could cause actual results to differ materially from those contained in the forward-looking statements. In particular, there is no assurance that Asure will achieve any particular level of revenues or income, consummate any additional acquisitions or successfully integrate any future acquired businesses. All forward-looking statements in this press release are based on information available to Asure as of the date hereof and Asure assumes no obligation to publicly update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Company Contact:
Kelyn Brannon, CFO
Asure Software, Inc.
888-323-8835
kelyn.brannon@asuresoftware.com

Investor Relations Contact:
Matt Glover
Liolios Group, Inc.
949-574-3860
ASUR@liolios.com

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$27,792	$12,767
Accounts and note receivable, net of allowance for doubtful accounts of $425 and $338 at December 31, 2017 and December 31, 2016, respectively	13,361	8,108
Inventory	509	487
Prepaid expenses and other current assets	2,588	1,256
Total current assets before funds held for clients	44,250	22,618
Funds held for clients	42,328	22,981
Total current assets	86,578	45,599
Property and equipment, net	5,217	1,878
Goodwill	77,348	26,259
Intangible assets, net	33,554	12,048
Other assets	614	39
Total assets	$203,311	$85,823
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$8,895	$5,455
Accounts payable	1,912	1,576
Accrued compensation and benefits	2,477	1,192
Other accrued liabilities	862	936
Deferred revenue	13,078	9,252
Total current liabilities before client fund obligations	27,224	18,411
Client fund obligations	42,328	22,981
Total current liabilities	69,552	41,392
Long-term liabilities:
Deferred revenue	1,125	769
Notes payable, net of current portion and debt issuance cost	66,973	24,581
Other liabilities	1,887	835
Total long-term liabilities	69,985	26,185
Total liabilities	139,537	67,577
Commitments (Note 13)
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 22,000 and 11,000 shares authorized; 12,876 and 8,901 shares issued, 12,492 and 8,517 shares outstanding at December 31, 2017 and December 31, 2016, respectively	129	89
Treasury stock at cost, 384 shares at December 31, 2017 and December 31, 2016	(5,017)	(5,017)
Additional paid-in capital	346,322	295,044
Accumulated deficit	(277,597)	(271,875)
Accumulated other comprehensive income (loss)	(63)	5
Total stockholders’ equity	63,774	18,246
Total liabilities and stockholders’ equity	$203,311	$85,823

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2017	2016
Revenues:
Cloud revenue	$39,267	$20,606
Hardware revenue	4,703	3,795
Maintenance and support revenue	4,453	4,566
On premise software license revenue	1,392	2,218
Professional services revenue	4,627	4,357
Total revenues	54,442	35,542
Cost of Sales	12,619	8,117
Gross margin	41,823	27,425

Operating expenses
Selling, general and administrative	33,887	21,048
Research and development	4,459	2,897
Amortization of intangible assets	4,477	2,253
Total operating expenses	42,823	26,198

Income (loss) from operations	(1,000)	1,227

Other income (loss)
Interest expense and other	(4,626)	(2,010)
Total other loss, net	(4,626)	(2,010)

Loss from operations before income taxes	(5,626)	(783)
Income tax provision	(96)	(189)
Net loss	$(5,722)	$(972)
Other comprehensive income (loss):
Foreign currency translation gain	(68)	83
Other comprehensive loss	$(5,790)	$(889)

Basic and diluted net loss per share
Basic	$(0.53)	$(0.15)
Diluted	$(0.53)	$(0.15)
Weighted average basic and diluted shares
Basic	10,891,000	6,533,000
Diluted	10,891,000	6,533,000

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,722)	$(972)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	6,058	3.613
Provision for doubtful accounts	495	265
Share-based compensation	593	226
Other	-	94
Changes in operating assets and liabilities:
Accounts receivable	(4,096)	(3,401)
Inventory	(17)	297
Prepaid expenses and other assets	(1,325)	233
Accounts payable	(254)	(1,104)
Accrued expenses and other long-term obligations	1,589	466
Deferred revenue	2,643	(1,729)
Net cash used in operating activities	(36)	(2,012)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(45,390)	(12,000)
Purchases of property and equipment	(1,400)	(436)
Software capitalization costs	(1,658)	-
Collection of note receivable	-	223
Restricted cash	200	-
Net change in funds held for clients	(10,244)	(6,562)
Net cash used in investing activities	(58,492)	(18,775)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	45,777	18,413
Payments on notes payable	(8,973)	(7,233)
Debt financing fees	(1,433)	(438)
Payments on capital leases	(131)	(197)
Net proceeds from issuance of common stock	28,002	15,192
Net change in client fund obligations	10,299	6,562
Net cash provided by financing activities	73,541	32,299

Effect of foreign exchange rates	12	97

Net increase (decrease) in cash and cash equivalents	15,025	11,609
Cash and cash equivalents at beginning of period	12,767	1,158
Cash and cash equivalents at end of period	$27,792	$12,767

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$3,466	$1,415
Income taxes	23	-
Non-cash Investing and Financing Activities:
Subordinated notes payable –acquisitions	9,193	6,000
Equity issued in connection with acquisitions	22,353	-

*Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income (Loss) excluding one-time expenses. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the expenses associated with Asure’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure’s business. Asure’s management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure’s business, as it may provide additional insight into Asure’s financial results. See the “Reconciliation of GAAP Net Income (Loss) to Net Income (Loss) Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Income (Loss) Excluding One-Time Expenses” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies.

EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure’s profitability.

Non-GAAP Net Income (Loss) Excluding One-Time Expenses is calculated by combining the company’s GAAP Net Income (Loss), or earnings per share, with expenses that management believes are one time in nature and are not expected to recur on a dollar or per share basis. These one-time expenses primarily relate to legal and professional services with respect to our acquisition and financing activities and costs associated with severance, recruitment and relocation of employees, as well as purchase accounting adjustments.

Non-GAAP Net Income (Loss) is calculated by combining the company’s GAAP Net Income (Loss), or earnings per share, with the one-time expenses that are excluded in the company’s Non-GAAP Net Income (Loss) Excluding One-Time Expenses, and also excluding the impact of the following: amortization expense on acquisition-related intangible assets and stock-based compensation expense. We have revised our non-GAAP Net Income (Loss) to include acquisition-related amortization, as we believe this will more accurately reflect how we analyze our operations and provide information needed by investors to gain additional insight into our financial results. These expenses have been included in the non-GAAP Net Income (Loss) for all periods presented.

Guidance
Reconciliation of GAAP Net Income (Loss) to EBITDA Excluding One-time Expenses:

$000s	Fiscal 2018
Net Income (Loss)	$(1,500)	to	$(2,000)
Interest	7,500	to	8,000
Tax	500	to	1,000
Depreciation and Amortization	2,400	to	2,800
Amortization of Acquisition Related Intangibles	6,400	to	6,800
Stock Compensation	700	to	900
EBITDA	16,000	to	17,500
One-time expenses	2,000	to	2,500
EBITDA excluding one-time expenses	$18,000	to	$20,000

Reconciliation of GAAP Net Income (Loss) to Net Income (Loss) Before Interest, Taxes, Depreciation,
Amortization and Stock Compensation Expense (EBITDA) and Non-GAAP EBITDA Excluding One-time Expenses.

FOR THE THREE MONTHS ENDED
$000s	December 31, 2017	December 31, 2016
Net Income (Loss)	(1,545)	131
Interest	1,403	543
Tax	(272)	56
Depreciation	337	193
Amortization	1,379	730
Stock Compensation	230	60
EBITDA	1,532	1,713
One-time expenses	2,074	502
Non-GAAP EBITDA excluding one-time expenses	3,606	2,215

FOR THE TWELVE MONTHS ENDED
$000s	December 31, 2017	December 31, 2016
Net Loss	(5,722)	(972)
Interest	4,764	1,917
Tax	96	189
Depreciation	1,128	935
Amortization	4,930	2,678
Stock Compensation	593	226
EBITDA	5,789	4,973
One-time expenses	5,739	2,550
Non-GAAP EBITDA excluding one-time expenses	11,528	7,523

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) Excluding One-time Expenses

FOR THE THREE MONTHS ENDED
$000s	December 31, 2017	December 31, 2016
Net Income (Loss)	(1,545)	131
Legal & Professional Services	951	429
Severance, Recruitment & Relocation	474	-
Other one-time items (net)	649	73
Sub-total excluding Taxes	2,074	502
Sub-total one-time expenses	2,074	502
Non-GAAP Net Income (Loss) excluding one-time expenses	529	633
Weighted average shares of common stock outstanding	12,583	7,098
Non-GAAP Net Income (Loss) per Share, excluding one-time expenses	$0.04	$0.09

FOR THE TWELVE MONTHS ENDED
$000s	December 31, 2017	December 31, 2016
Net Income (Loss)	(5,722)	(972)
Legal & Professional Services	3,435	1,411
Severance, Recruitment & Relocation	1,333	809
Other one-time expenses (net)	971	330
Sub-total excluding Taxes	5,739	2,550
Sub-total one-time expenses	5,739	2,550
Non-GAAP Net Income (Loss) excluding one-time expenses	17	1,578
Weighted average shares of common stock outstanding	11,092	6,619
Non-GAAP Net Income (Loss) per Share, excluding one-time expenses	$0.00	$0.24

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

FOR THE THREE MONTHS ENDED
$000s	December 31, 2017	December 31, 2016
Net Income (Loss)	(1,545)	131
Amortization expense on acquisition-related intangible assets	1,379	730
One-time expenses	2,074	502
Stock compensation	230	60
Sub-total Non-GAAP Expenses	3,683	1,292
Non-GAAP Net Income (Loss)	2,138	1,423
Weighted-average shares of common stock outstanding	12,683	7,098
Non-GAAP Net Income (Loss) per Share	$0.17	$0.20

FOR THE TWELVE MONTHS ENDED
$000s	December 31, 2017	December 31, 2016
Net Income (Loss)	(5,722)	(972)
Amortization expense on acquisition-related intangible assets	4,930	2,678
One-time expenses	5,739	2,550
Stock compensation	593	226
Sub-total Non-GAAP Expenses	11,262	5,454
Non-GAAP Net Income (Loss)	5,540	4,482
Weighted-average shares of common stock outstanding	11,092	6,619
Non-GAAP Net Income (Loss) per Share	$0.50	$0.68